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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02.	Termination of a Material Definitive Agreement.

As a result of the departures of John G. Scanlon and Steven A. Schwartz as further disclosed below in Item 5.02 of this Current Report on Form 8-K, each of (a) the Amended and Restated Employment Agreement dated December 23, 2010 between Intersections Inc. (the “Company”) and Mr. Scanlon, and (b) the Amended and Restated Employment Agreement dated December 23, 2010 between the Company and Mr. Schwartz, will no longer remain in effect as of the respective separation date, except as otherwise specifically provided in such employment agreement or the applicable release referred to below.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The Company is in the process of formulating a detailed plan intended to streamline operations with a focus on its corporate and consumer products and services cost structure.  Except for the approval by the Board of Directors of the departures of Messrs. Scanlon and Schwartz discussed below in Item 5.02 of this Current Report on Form 8-K, no formal plans or changes relating to such plan have been approved by the Board of Directors as of the date of this filing.  As a result of the severance and other termination benefits payable to Messrs. Scanlon and Schwartz, the Company expects that it will record an initial charge of approximately $1.7 million, before income taxes, in the third quarter of 2014.

To the extent required by applicable rules of the Securities and Exchange Commission (the “SEC”), the Company may file one or more amendments to this Current Report on Form 8-K and/or include such disclosures in future Quarterly Reports on Form 10-Q or its Annual Report on Form 10-K if the new plan is approved by the Board of Directors, if the Company otherwise takes cost-cutting initiatives, or as details of the new plan (if approved) are refined and estimates of costs and charges are determined or updated.

Statements in this Current Report on Form 8-K relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.”  Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of the regulatory environment on our business and our ability to execute our business strategy.  Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the SEC, as well as the risk that the Company will not adopt any new plan, the risk that the Company will not successfully implement any plan (if adopted), the risk that any plan will not result in cost savings or improve operational efficiencies, and the risk that any new plan will negatively impact the Company’s ability to successfully operate its business.  The Company undertakes no obligation to revise or update any forward-looking statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On August 4, 2014, the Company announced that Mr. Ronald L. Barden was named Chief Financial Officer of the Company effective September 2, 2014.

Mr. Barden, age 51, has been serving as Chief Financial Officer of N1Health LLC, an early stage company building a national network of physician practices that deliver root-cause medicine, since April 2013.  Prior to that Mr. Barden served as Chief Financial Officer of WellAWARE Systems, Inc., a wireless monitoring technology company, from November 2010 through March 2013, and as Chief Financial Officer of Agility Healthcare Solutions from March 2007 until its sale to GE Healthcare, and then as Chief Financial Officer of GE-Agility business unit until November 2010.  Mr. Barden also held various positions at Heilig-Meyers Company and spent ten years in public accounting at Deloitte & Touche and Ernst & Young.  Mr. Barden holds a B.B.A and a M.B.A. from The College of William and Mary and is a Certified Public Accountant.

There are no arrangements or understandings between Mr. Barden and any other persons pursuant to which he was selected as Chief Financial Officer.  There are also no family relationships between Mr. Barden and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Barden’s employment with the Company, Mr. Barden will receive an annual base salary of $350,000 and will be granted an award of 150,000 restricted stock units (RSUs) on the effective date of his employment, which will vest in four equal annual installments beginning on the first anniversary of the date of grant.  Mr. Barden will also enter into the Company’s standard indemnification agreement for directors and executive officers.

Appointment of New Principal Accounting Officer

Effective August 4, 2014, the Company promoted Tracy Ward to Vice President and Principal Accounting Officer.  Ms. Ward, age 37, has served as the Director of Treasury and Financial Reporting since February 2010, after previously serving in other financial management positions since joining the Company in October 2006. Prior to joining Intersections, Ms. Ward worked for Federal Home Loan Mortgage Corporation in various accounting positions and was employed on the tax staff of PricewaterhouseCoopers, LLP.  Ms. Ward holds a Bachelor of Science degree in Accounting and a Masters degree in Accounting and Income Tax from Virginia Tech and is a Certified Public Accountant.

There are no arrangements or understandings between Ms. Ward and any other persons pursuant to which she was selected as principal accounting officer.  There are also no family relationships between Ms. Ward and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Ward’s promotion, she was granted an award of 20,000 RSUs under the Company’s stock incentive plan, which will vest in four equal annual installments beginning on the first anniversary of the date of grant.  Ms. Ward will also enter into the Company’s standard indemnification agreement for directors and executive officers.

Departure of John G. Scanlon as Executive Vice President and Chief Financial Officer, and Steven A. Schwartz, the Company’s Executive Vice President, President, Identity Guard

John G. Scanlon, the Company’s Executive Vice President and Chief Financial Officer, is leaving the Company. Mr. Scanlon will continue to serve in his current role through Mr. Barden’s effective start date and then will remain available to assist with the transition until the end of September 2014.  Following his departure, upon execution and non-revocation of a written release in a form provided by the Company, Mr. Scanlon will be entitled to receive certain severance benefits in accordance with the terms of the Amended and Restated Employment Agreement dated December 23, 2010 between the Company and Mr. Scanlon, as further described in the Company’s definitive proxy statement on Schedule 14A for its 2014 annual meeting of stockholders, filed with the SEC on April 16, 2014 (the “2014 Proxy Statement”).  Mr. Scanlon’s departure is not related to any disagreement with Intersections regarding any financial, accounting, or other matters.

Steven A. Schwartz, the Company’s Executive Vice President, President, Identity Guard, is leaving the Company effective August 8, 2014.  Upon his execution and non-revocation of a written release in a form provided by the Company, Mr. Schwartz will be entitled to receive certain severance benefits in accordance with the terms of the Amended and Restated Employment Agreement dated December 23, 2010 between the Company and Mr. Schwartz, as further described in the 2014 Proxy Statement.

Both Messrs. Scanlon and Schwartz remain bound by the confidentiality, intellectual property, non-competition and non-solicitation covenants in accordance with the terms of their respective employment agreements.

Further details regarding the above can be found in a copy of the press release that is furnished hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated August 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 6, 2014

INTERSECTIONS INC.

By:	/s/ Tracy Ward
Name: Tracy Ward
Title: Vice President and Principal Accounting Officer

 EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 4, 2014